EXHIBIT 99.1


                            VCA ANTECH, INC. REPORTS
                             SECOND QUARTER RESULTS
                      THAT EXCEED STREET CONSENSUS BY $0.03

     - Second quarter net income per diluted common share is $0.28. Results are $0.03 better than street consensus.

     -    Second quarter revenue increased 9.5% to a record $117.2 million.

     -    Second quarter Adjusted EBITDA (1) increased 16.5% to $31.7 million.


     LOS ANGELES, CA, JULY 25, 2002 - VCA ANTECH, INC. (NASDAQ NM SYMBOL: WOOF), a leading animal health care company in the United States, today reported financial results for its second quarter and six months ended June 30, 2002.

     Revenue for the second quarter ended June 30, 2002 increased 9.5% to a record $117.2 million from revenue of $107.0 million in the same quarter last year.

     Net income per diluted common share was $0.28 for the three months ended June 30, 2002 compared to a net loss per diluted common share of $(0.63) for the comparable period in 2001. The net loss for the three months ended June 30, 2001 included certain expenses and amortization of goodwill amounting to $13.2 million net of taxes, that did not occur in 2002, as provided below in the Supplemental Operating Statement Data. Excluding these expenses from 2001, the net income per diluted common share would have been $0.11 for the three months ended June 30, 2001. Goodwill amortization ceased effective January 1, 2002 pursuant to the required application of SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS.

     Operating income for the three months ended June 30, 2002 increased to $28.5 million from $8.4 million for the comparable period in 2001. As provided below in the Supplemental Operating Statement Data, operating income for the second quarter 2001 included $13.7 million of certain expenses and $2.3 million of amortization of goodwill that did not occur in 2002. Excluding these expenses from 2001, operating income would have increased $4.2 million or 17.2% for the second quarter of 2002 compared to the comparable period in 2001, as adjusted.

     Earnings before interest, taxes, depreciation and amortization, minority interest and, in 2001, certain items discussed below in footnote (1) ("Adjusted EBITDA") increased 16.5% to $31.7 million for the second quarter of 2002 from $27.2 million for the second quarter of 2001.

     Revenue for the six months ended June 30, 2002, increased 9.5% to a record $221.9 million from $202.7 million in 2001.

     Net income per diluted common share was $0.43 for the six months ended June 30, 2002 compared to a net loss per diluted common share of $(1.09) for the comparable period in 2001. Net loss for the six months ended June 30, 2001 included certain expenses and amortization of goodwill

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amounting to $19.2 million net of taxes, that did not occur in 2002, as provided below in the Supplemental Operating Statement Data. Excluding these expenses from 2001, the net income per diluted common share would have been $0.01 for the six months ended June 30, 2001.

     Bob Antin, Chairman and CEO, stated, "We continue to benefit from operating leverage in both of our businesses. This leverage drove outstanding growth in EBITDA and net income in our second quarter of 2002. On a 9.5% revenue increase in the second quarter, Adjusted EBITDA increased 16.5%, to $31.7 million, over the prior year comparable quarter.

     "Our laboratory division continues to realize the benefits of our market leadership position and our national platform. On a 13.7% revenue increase (all of which was from internal growth) for the three months ended June 30, 2002, we achieved a 24.1% increase in laboratory Adjusted EBITDA, to $16.1 million. Laboratory Adjusted EBITDA margin for the second quarter increased to 39.6% in 2002 from 36.3% in 2001.

     "Our hospital division achieved a 13.3% increase in hospital Adjusted EBITDA to $18.7 million for the second quarter of 2002 on an 8.0% increase in revenue. For the second quarter, hospital Adjusted EBITDA margin increased to 23.7% in 2002 from 22.6% in 2001. Hospital same-facility revenue growth was 3.0% for the three months ended June 30, 2002."

     VCA Antech, Inc. will discuss second quarter 2002 earnings during a conference call today, July 25, 2002 at 4:30 p.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company's website at HTTP://INVESTOR.VCAANTECH.COM. The conference call can also be accessed via telephone by dialing (800) 289-0468. Interested parties should call at least ten minutes prior to the conference call to register.

     Statements contained in this release that are not based on historical information are forward-looking statements that involve risks and uncertainties. Actual results may vary substantially as a result of a variety of factors. Among the important factors that could cause actual results to differ are the level of direct costs and the ability of the Company to maintain gross revenue at a level necessary to maintain expected gross profit margins, the level of selling, general and administrative costs, the effects of competition, the efficient integration of the Company's acquisitions, the effects of the Company's recent acquisitions and its ability to effectively manage its growth, the ability of the Company to service its debt, the continued implementation of its management information systems, pending litigation and governmental investigations, general economic conditions, and the results of the Company's acquisition program. These and other risk factors are discussed in the Company's recent filings with the Securities and Exchange Commission on Forms 10-K and S-4 and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

     VCA ANTECH, INC. owns, operates and manages the largest networks of free-standing veterinary hospitals and veterinary-exclusive clinical laboratories in the country.

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                                              VCA ANTECH, INC.
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                              THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                            (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         Three Months                 Six Months
                                                         Ended June 30,              Ended June 30,
                                                   --------------------------- ----------------------------
                                                        2002         2001            2002          2001
                                                   --------------------------- ----------------------------
Revenue:
  Laboratory                                       $  40,604        $  35,707        $  78,261    $  68,384
  Animal Hospital                                     78,621           72,780          147,265      137,134
  Other                                                  500              500            1,000        1,000
  Intercompany                                        (2,500)          (1,938)          (4,606)      (3,789)
                                                   -----------      ----------       -----------   ----------
                                                     117,225          107,049          221,920      202,729
                                                   -----------      ----------       -----------   ----------
Direct costs                                          77,004           73,311          149,592      142,773

Gross profit, excluding depreciation
     and Amortization:
  Laboratory                                          18,470           14,541           34,565       26,899
  Animal Hospital                                     21,251           18,697           36,763       32,057
  Other                                                  500            1,000            1,000          500
                                                   -----------      ----------       -----------   ----------
                                                      40,221           33,738           72,328       59,956
                                                   -----------      ----------       -----------   ----------
General and administrative:
  Laboratory                                           2,396            3,303            5,069        6,580
  Animal Hospital                                      2,585            3,250            5,264        6,605
  Corporate                                            3,558            3,663            6,828        7,589
                                                   -----------      ----------       -----------   ----------
                                                       8,539           10,216           17,161       20,774
                                                   -----------      ----------       -----------   ----------

Depreciation                                           2,703            2,424            5,281        4,692
Amortization                                             436            4,011            1,021        7,997
Loss on sale of assets                                   -              8,694              -          8,837
                                                   -----------      ----------       -----------   ----------
Operating income                                      28,543            8,393           48,865       17,656

Interest expense, net                                 10,344           10,917           20,333       22,070
Other (income) expense                                   (61)             229             (154)         229
Minority interest expense                                528              425              930          700
                                                   -----------      ----------       -----------   ----------
Net income (loss) before income taxes                 17,732           (3,178)          27,756       (5,343)
Provision for income taxes                             7,237            2,642           11,626        3,466
                                                   -----------      ----------       -----------   ----------
Net income (loss)                                     10,495           (5,820)          16,130       (8,809)

Increase in carrying amount of
  Redeemable preferred stock                             -              5,193             -          10,221
                                                   -----------      ----------       -----------   ----------


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Net income (loss) available to common
  Stockholders                                     $  10,495        $ (11,013)       $  16,130     $(19,030)
                                                   ===========      ==========       ===========   ==========
Net income (loss) per diluted common
  Share                                            $     028        $   (0.63)       $    0.43     $  (1.09)
                                                   ===========      ==========       ===========   ==========
Diluted shares                                        37,087           17,524           37,084        17,524
                                                   ===========      ==========       ===========   ==========


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

                                            VCA ANTECH, INC.
                                 SUPPLEMENTAL OPERATING STATEMENT DATA
                           THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                          (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         Three Months                 Six Months
                                                         Ended June 30,              Ended June 30,
                                                   --------------------------- ----------------------------
                                                        2002         2001            2002          2001
                                                   --------------------------- ----------------------------
Adjusted net income (loss) available
  to common stockholders:
Net income (loss) reported                         $  10,495         $(11,013)       $  16,130     $(19,030)
                                                   -----------      ----------       -----------   ----------
Add expenses:
  Management fees                                       -                 620              -          1,240
  Loss on sale of assets                                -               8,694              -          8,837
  Non-cash compensation                                 -               3,044              -          6,088
  Amortization of executive covenants
     Not to compete                                     -               1,302              -          2,625
  Amortization of goodwill                              -               2,292              -          4,555
     Total expenses                                     -              15,952              -         23,345
  Tax effect                                            -               2,715              -          4,123
     Total expenses, net of tax                       10,495           13,237           16,130       19,222
     Adjusted net income                           $  10,495         $  2,224        $  16,130     $    192
                                                   ===========      ==========       ===========   ==========
Adjusted net income per diluted
  Common share                                     $    0.28         $   0.11        $    0.43     $    0.01
                                                   ===========      ==========       ===========   ==========
Diluted shares                                        37,087           19,397           37,084        19,372
                                                   ===========      ==========       ===========   ==========
Adjusted EBITDA (1)                                $  31,682         $ 27,186        $  55,167      $ 46,510
                                                   ===========      ==========       ===========   ==========
Ratio of earnings to fixed charges (2)                  2.5x            n/a               2.2x         n/a
                                                   ===========      ==========       ===========   ==========
----------

(1) EBITDA is operating income (loss) before depreciation and amortization. There were no adjustments made to EBITDA to arrive at Adjusted EBITDA for 2002. Adjusted EBITDA for 2001 represents EBITDA adjusted to exclude management fees, loss on sale of assets and non-cash compensation. The management agreement for the management fees discussed above was terminated in the fourth quarter of 2001 in connection with the Company's initial public offering of common stock. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles, GAAP. Although EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity, we understand that EBITDA and Adjusted EBITDA are widely used by financial analysts as a

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


measure of financial performance. We believe Adjusted EBITDA is a useful measure of our operating performance as it reflects earnings before the impact of depreciation and amortization, interest, taxes and minority interest (and, in 2001, other non-operating or non-recurring items) that may vary from period to period as a result of non-operating activities. Adjusted EBITDA is also an important component of our financial ratios included in our debt covenants, which provides us with a measure of our ability to service our debt and meet capital expenditure requirements out of our earnings. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

(2) Calculated by dividing income before income taxes and fixed charges by fixed charges. "Fixed charges" means the sum of (a) interest expensed or capitalized,
 (b) amortized discounts and deferred financing costs related to indebtedness and (c) an estimate of the interest within rental expense. This calculation is not applicable for 2001 as we had pre-tax losses for the three and six months ended June 30, 2001.



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                                VCA ANTECH, INC.
                    SELECTED CONSOLIDATED BALANCE SHEET DATA
                    AS OF JUNE 30, 2002 AND DECEMBER 31, 2001
                           (UNAUDITED - IN THOUSANDS)

                                              June 30,          December 31,
                                                2002               2001
                                           ---------------   ----------------
                                           ---------------   ----------------
Cash                                       $    17,704       $     7,103
Accounts receivable, net                        22,493            18,036
Equity                                          56,875            39,764
Total assets                                   491,592           468,521

Debt:
Senior Term A                                   22,589            24,112
Senior Term B                                  120,472           121,242
13.5% Senior Subordinated Notes                 15,000            15,000
9.875% Senior Subordinated Notes               170,000           170,000
Senior Notes                                    64,315            59,670
Secured seller notes                             1,109             1,182
Unsecured debt                                     574               225
Capital leases                                      51                79
Unamortized discounts                           (7,253)           (7,178)
                                           ---------------   ----------------
                                           ---------------   ----------------
Total debt                                  $  386,857        $  384,332
                                           ===============   ================

                      SELECTED CONSOLIDATED CASH FLOW DATA
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                           (UNAUDITED - IN THOUSANDS)

                                                       Six Months Ended
                                                           June 30,
                                            ----------------------------------
                                            ---------------   ----------------
                                                  2002              2001
                                            ---------------   ----------------
Cash flows provided by operating activities  $    31,814       $    32,605
Capital expenditures                               6,204             6,979



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